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                                                                    Exhibit 3.22

                              CERTIFICATE OF MERGER

                                       OF

                      ARCH COMMUNICATIONS ENTERPRISES, INC.
                            (a Delaware corporation)

                                      INTO

                       USA MOBILE COMMUNICATIONS, INC. III
                            (a Delaware corporation)

      USA Mobile Communications, Inc. III, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST:      That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

      Name                                   State of Incorporation
      ----                                   ----------------------

      USA Mobile Communications, Inc. III    Delaware

      Arch Communications Enterprises, Inc.  Delaware

      SECOND:     That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD:      That the name of the surviving corporation of the merger is
USA Mobile Communications, Inc. III

      FOURTH:     That the Certificate of Incorporation of USA Mobile
Communications, Inc., III, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation, except to the extent amended hereby as follows:

            Article FIRST of the Certificate of Incorporation of the surviving corporation be and hereby is amended to read in its entirety as follows:

                  "First. The name of the Corporation is Arch Paging, Inc."

      FIFTH:      That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 1800 West Park Drive, Suite 250, Westborough, MA 01581.

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      SIXTH:      That a copy of the Agreement and Plan of Merger will be
furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

      SEVEN:      That this Certificate of Merger shall be effective upon
filing.

      IN WITNESS WHEREOF, USA Mobile Communications, Inc., III has caused this Certificate to be executed by its Chief Executive Officer this 29th day of June, 1998.

                                    USA MOBILE COMMUNICATIONS, INC. III
                                    (a Delaware corporation)



                                    By.    /s/ C. Edward Baker, Jr.
                                      ---------------------------------
                                          C. Edward Baker, Jr.
                                          Chief Executive Officer